                                                                    Exhibit 24.1

                           LYONDELL CHEMICAL COMPANY

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Dan F. Smith, Robert T. Blakely, Charles L. Hall, and Kerry A. Galvin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with any outstanding securities of Lyondell Chemical Company (the "Company"), or any public offering or other issuance of any securities of the Company authorized by the Board of Directors of the Company, or by the Executive Committee thereof pursuant to due authorization by such Board, (1) to execute and file, or cause to be filed, with the United States Securities and Exchange Commission (the "Commission"), (A) registration statements and any and all amendments (including post-effective amendments), and exhibits thereto and any and all other documents in connection therewith as required by the Commission in connection with such registration under the Securities Act of 1933, as amended, and (B) any report or other document required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (2) to execute and file, or cause to be filed, any application for registration or exemption therefrom, any report or any other document required to be filed by the Company under the Blue Sky or securities law of any state and to furnish any other information required in connection therewith, (3) to execute and file, or cause to be filed, any application for registration or exemption therefrom under the securities laws of any jurisdiction outside the United States of America, including any reports or other documents required to be filed subsequent to the issuance of such securities, and (4) to execute and file, or cause to be filed, any application for listing such securities on the New York Stock Exchange, or any other securities exchange in any other jurisdiction where any such securities are proposed to be sold, granting to such attorneys-in-fact and agents, and each of them,
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full power and authority to do and perform each and every act required to be done as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue of this power of attorney. Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.

Dated:  February 8, 2002



                         Signature                                                    Title
/s/ DAN F. SMITH                                                 President, Chief Executive Officer and Director
-------------------------------
Dan F. Smith

/s/ ROBERT T. BLAKELY                                                      Executive Vice President and
-------------------------------                                               Chief Financial Officer
Robert T. Blakely


/s/ CHARLES L. HALL                                                       Vice President and Controller
-------------------------------
Charles L. Hall

/s/ KERRY A. GALVIN                                               Vice President, General Counsel and Secretary
-------------------------------
Kerry A. Galvin

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

                         Signature                                                    Title
/s/ DR. WILLIAM T. BUTLER                                                     Chairman and Director
-------------------------------
Dr. William T. Butler


/s/ CAROL A. ANDERSON                                                                Director
-------------------------------
Carol A. Anderson

/s/ TRAVIS ENGEN                                                                     Director
-------------------------------
Travis Engen

/s/ DAVID J. LESAR                                                                   Director
-------------------------------
David J. Lesar

/s/ STEPHEN F. HINCHLIFFE, JR.                                                       Director
-------------------------------
Stephen F. Hinchliffe, Jr.



/s/ DUDLEY C. MECUM II                                                               Director
-------------------------------
Dudley C. Mecum II



/s/ DR. WILLIAM R. SPIVEY                                                            Director
-------------------------------
Dr. William R. Spivey



/s/ PAUL R. STALEY                                                                   Director
-------------------------------
Paul R. Staley

